UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 18, 2008
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Purchase Agreement
     On November 18, 2008, Superior Well Services, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the definitive Asset Purchase Agreement, dated September 12, 2008 (the “Acquisition Agreement”), by and between the Company and Diamondback Holdings, LLC and subsidiaries (“Diamondback”). The Acquisition Agreement provides for the purchase by the Company of the assets related to Diamondback’s stimulation and pumping services segment, fluid logistics and well-site services segment and completion and production services segment. The Amendment reduces the purchase price for the assets from $270 million to $225 million and provides for the purchase price to be paid through the combination of a $70 million cash payment, the issuance to Diamondback of $80 million aggregate principal amount of second lien notes (the “Notes”) and the issuance to Diamondback of $75 million of Series A Convertible Preferred Stock. The $70 million cash payment portion of the aggregate purchase price for the assets was funded by borrowings under the Company’s syndicated credit facility by and among the Company, Citizens Bank of Pennsylvania, and the lenders party thereto.
     As part of the acquisition, which closed November 18, 2008, the Company acquired 128,000 horsepower, 105 transports and trucks, 400 frac tanks and six water disposal wells. The assets that the Company purchased from Diamondback are operating in the Anadarko, Arkoma, and Permian Basins, as well as the Barnett Shale, Woodford Shale, West Texas, Southern Louisiana and Texas Gulf Coast.
     In connection with the purchase of the assets from Diamondback, on November 18, 2008 the Company filed a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware and issued 75,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock to Diamondback as partial consideration for the purchase of the assets. The Preferred Shares rank senior to all other equity securities of the Company as to liquidation and dividends. The Preferred Shares are entitled to cumulative cash dividends at an annual rate of $40.00 per share, payable on March 1, June 1, September 1 and December 1 of each calendar year. The Preferred Shares are entitled to a liquidation preference of $1,000 per share and each Preferred Share is convertible into 40 shares of common stock, subject to adjustment (representing an initial conversion price of $25 per share based on the liquidation preference). If the closing price of the Company’s common stock exceeds 125% of the conversion price for least 10 trading days within any period of 20 consecutive trading days, then the Company may, after giving notice, force conversion of the Preferred Shares at the then applicable conversion price. After giving notice, the Company may redeem the Preferred Shares after 5 years for cash at the Company’s option at 101% of par value plus accrued but unpaid dividends. Upon a change of control, the Company is required to repurchase the Preferred Shares at the liquidation value. The Preferred Shares were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Indenture and Notes
     On November 18, 2008, in connection with the issuance of the Notes, the Company entered into an Indenture (the “Indenture”), among the Company, its subsidiaries (the “Guarantors”) and Wilmington Trust FSB, as trustee and collateral agent (the “Trustee”). The Notes were issued pursuant to the Indenture in a private transaction exempt from registration under Section 4(2) of the Securities Act.
     The Notes will mature on November 18, 2013, and interest is payable on the Notes quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2009. The interest rate on the Notes is initially set at 7% and will escalate by 1% each year. The Notes are guaranteed on unconditional basis by the Guarantors and are secured by a second priority lien on substantially all of the assets of the Company.
     The Notes are redeemable by the Company at any time or from time to time, after giving notice, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the applicable redemption date.
     The Indenture restricts the Company’s ability and the ability of its subsidiaries to: incur additional debt or sell assets; make certain investments, loans and acquisitions; guarantee debt; grant liens; enter into transactions with affiliates; engage in other lines of business; and pay dividends and distributions. The Indenture contains certain affirmative covenants that require the Company, among other things, to maintain its properties and maintain insurance coverage. The Company is also subject to financial covenants which include a total debt to EBITDA ratio and a fixed charge coverage ratio. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.
     The Indenture specifies a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other agreements or instruments of indebtedness, uninsured losses to the collateral in excess of $5 million, the seizure or attachment of the collateral, noncompliance with covenants, and the occurrence of certain bankruptcy proceedings. In the case of an event of default arising from certain events of bankruptcy, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Registration Rights Agreement
     On November 18, 2008, in connection with the issuance of the Notes and the Preferred Shares, the Company entered into a Registration Rights Agreement among the Company and Diamondback. As soon as reasonably practicable after November 18, 2008, the Company is required to file a shelf registration statement with the SEC, with respect to the resale, from time to time, of the Notes, the Preferred Shares, and common stock issuable upon conversion of the Preferred Shares (such Notes, Preferred Shares and common stock, the “Registrable Securities”), and for such registration statement to be declared effective by SEC by March 18, 2009. The Company must use its reasonable best efforts to keep the shelf registration statement continuously effective until all Registrable Securities have been sold, the SEC requires that the shelf registration be taken down or until there are no longer any Registrable Securities. The Registrable Securities will cease to be Registrable Securities when (i) such Registrable Securities have been sold pursuant to an effective registration statement, (ii) they have been distributed to the public pursuant to Rule 144, (iii) they have been sold to a person to whom rights were not assigned under the agreement, or (iv) they are freely tradeable under Rule 144 with no volume restrictions and the Company has delivered certificates for such Registrable Securities to their holders with no restrictive legends.
     In addition, Diamondback has certain demand registration rights with respect to the common stock issuable upon conversion of the Preferred Shares, and Diamondback also has certain piggy-back registration rights with respect to certain offerings of common stock, series A preferred stock or second lien notes by the Company for its own account. The Company is required to pay additional interest and dividends if they fail to comply with their obligations to register the Registrable Securities within the specified time periods.
     The descriptions set forth above in Item 1.01 do not purport to be complete descriptions and are qualified in their entirety by the Certificate of Designations, the Indenture, the Amendment and the Registration Rights Agreement, which are filed herewith as Exhibits 3.1, 4.1, 10.1, and 10.2 and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 3.02. Unregistered Sales of Equity Securities.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 3.03. Material Modifications to Rights of Security Holders.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 of this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
     On November 19, 2008, the Company issued a press release announcing the closing of the acquisition of assets from Diamondback. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Other Exhibits
     (a) Financial statements of businesses acquired.
     In accordance with Item 9.01(a)(4) of Form 8-K, the required financial information with respect to the acquisition of assets from Diamondback will be provided within 71 calendar days of November 24, 2008.
     (b) Pro forma financial information.
     In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect to the acquisition of assets from Diamondback will be provided within 71 calendar days of November 24, 2008.
     (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock
4.1	Indenture, dated November 18, 2008, by and among the Company, its subsidiaries, and Wilmington Trust FSB, as Trustee and Collateral Agent
10.1	First Amendment to Asset Purchase Agreement, dated November 18, 2008, by and among the Company and Diamondback
10.2	Registration Rights Agreement, dated November 18, 2008, by and among the Company and Diamondback
99.1	Press release, issued November 19, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: November 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock
4.1	Indenture, dated November 18, 2008, by and among the Company, its subsidiaries, and Wilmington Trust FSB, as Trustee and Collateral Agent
10.1	First Amendment to Asset Purchase Agreement, dated November 18, 2008, by and among the Company and Diamondback
10.2	Registration Rights Agreement, dated November 18, 2008, by and among the Company and Diamondback
99.1	Press release, issued November 19, 2008